Exhibit 10.1

Fee Agreement

THIS AGREEMENT is made this 20th day of May 2010 by and between Mr. Pierre Besuchet with a principal place of business at                      (“Besuchet”)http://www.1shoppingcart.com/app/aftrack.asp?afid=29619 and FNDS3000 Corp., a Delaware corporation, with its principal place of business at 4651 Salisbury Road, Suite #485, Jacksonville, Florida 32256 (the “Company”).

WHEREAS, the Company has informed Besuchet that it is interested in seeking funding;

WHEREAS, Besuchet has informed the Company that it will introduce an investor that is willing to invest $1,000,000 for 5,714,289 shares of common stock; a common stock purchase warrant for 5,714,289 shares of common stock at an exercise price of $0.175 per share; and a second common stock purchase warrant for 4,000,000 shares of common stock at $.25 per share per the conditions of the attached Term Sheet and Subscription Agreement (the “Financing”);

WHEREAS, the Company and Besuchet (collectively, the “Parties”) wish to enter into this Agreement to outline their business relationship and the compensation that Besuchet shall earn in connection with the Financing;

NOW, THEREFORE, in consideration of the mutual promises set forth in this Agreement, the Parties agree as follows:

Upon closing of the Financing, Besuchet shall receive fifty thousand United States Dollars ($50,000) (the “Cash Fee”) and a common stock purchase warrant to acquire one million (1,000,000) shares of common stock exercisable for cash for a period of three years with an exercise price of $0.20 per share (the “Warrant Fee and together with the Cash fee the “Fee”).In order to induce the Company to enter into this agreement, Besuchet hereby represents and warrants to the Company as follows:

i.	Status. Besuchet is not now nor has Besuchet ever (i) been registered as a broker-dealer under the Securities Exchange Act 1934, as amended (“Exchange Act”); or (ii) served as a registered representative or consultant for any broker-dealer registered under the Exchange Act. In addition, during the past two (2) years, Besuchet has not been engaged as a consultant on behalf of any issuer of securities or any broker-dealer in connection with the sale of securities of any person and does not regularly engage in such activity.

ii.	No General Solicitation. Besuchet shall not engage in any advertising, publish in any newspaper magazine or similar media or broadcast over television, radio or the Internet, any communication for the purpose of soliciting persons who may be interested in investing in the Company or otherwise engage in any general solicitation, as that term is defined in the Securities Act, and the rules and regulations prorogated thereunder, regarding an investment in the Company.

4651 Salisbury Road, Suite #485

Jacksonville, FL 32256

Phone 904-273-2702 • Fax 904-273-7231 • www.FNDS3000.com

Further, the Cash Fee shall be payable immediately upon receipt of the full investment amount as indicated above. Funds are to be wired as per Besuchet’s instructions.

This Agreement shall be binding upon the P arties. This Agreement may be changed only by the written consent of Parties. This Agreement is the entire agreement between the Parties. Should any legal proceeding be necessary to construe or enforce the provisions of this Agreement, then the prevailing party in such legal action shall be entitled to recover all court costs, reasonable attorney fees and costs of enforcing or collecting any judgment awarded. The judgment by any court of law that a particular section of this Agreement is illegal shall not affect the validity of the remaining provisions.

This agreement and any dispute under this agreement shall be construed and decided under the laws of the State of Florida.

The signatures of the parties below shall bind them to the terms and conditions of this Agreement.

FNDS3000 CORP

/s/ John Hancock
By: John Hancock
Title: CEO

/s/ Pierre Besuchet
By: Pierre Besuchet

4651 Salisbury Road, Suite #485

Jacksonville, FL 32256

Phone 904-273-2702 • Fax 904-273-7231 • www.FNDS3000.com